EXHIBIT 4.3

NUMBER

W

VOID AFTER 5:00 P.M. NEW YORK TIME, OCTOBER 1, 2018

BIOTIME

INCORPORATED UNDER THE LAWS OF THE STATE OF CALIFORNIA

WARRANTS TO PURCHASE

SHARES OF COMMON STOCK

CUSIP 09066L 16 2

COMMON STOCK PURCHASE WARRANTS

This certifies that, for value received

SPECIMEN

or registered assigns,

(the "Holder"), is entitled to purchase from BioTime, Inc. a California corporation (the "Company"), at a purchase price per share of Five Dollars ($5.00) (the "Warrant Price"), the number of its Common Shares, no par value per share (the "Common Stock"), shown above. The number of shares purchasable upon exercise of the Common Stock Purchase Warrants (the "Warrants") and the Warrant Price are subject to adjustment from time to time as set forth in the Warrant Agreement referred to below. Outstanding Warrants not exercised prior to 5:00 p.m., New York time, on October 1, 2018 shall thereafter be void.

Subject to restriction specified in the Warrant Agreement, Warrants may be exercised in whole or in part by presentation of this Warrant Certificate with the Purchase Form on the reverse side hereof duly executed, and simultaneous payment of the Warrant Price (or as otherwise set forth in Section 6.4 of the Warrant Agreement) at the principal office of the Warrant Agent (or the Company, at the principal office of the Company, if there is no Warrant Agent). Payment of the Warrant Price shall be made by bank wire transfer to the account of the Company or by bank cashier's check or personal check as provided in Section 2.1 of the Warrant Agreement. As provided in the Warrant Agreement, the Warrant Price and the number or kind of shares which may be purchased upon the exercise of the Warrant evidenced by this Warrant Certificate are, upon the happening of certain events, subject to modification and adjustment.

This Warrant Certificate is issued under and in accordance with a Warrant Agreement dated as of October 1, 2013, and is subject to the terms and provisions contained in the Warrant Agreement, to all of which the Holder of this Warrant Certificate by acceptance of this Warrant Certificate consents. A copy of the Warrant Agreement may be obtained by the Holder hereof upon written request to the Company.

Upon any partial exercise of the Warrant evidenced by this Warrant Certificate, there shall be issued to the Holder hereof a new Warrant Certificate in respect of the shares of Common Stock as to which the Warrant evidenced by this Warrant Certificate shall not have been exercised. This Warrant Certificate may be exchanged at the office of the Warrant Agent (or at the principal office of the Company if there is no Warrant Agent) by surrender of this Warrant Certificate properly endorsed either separately or in combination with one or more other Warrant Certificates for one or more new Warrant Certificates evidencing the right of the Holder thereof to purchase the aggregate number of shares as were purchasable on exercise of the Warrants evidenced by the Warrant Certificate or Certificates exchanged. No fractional shares will be issued upon the exercise of any Warrant, but the Company will pay the cash value thereof determined as provided in the Warrant Agreement. This Warrant Certificate is transferable at the office of the Warrant Agent (or at the principal officer of the Company is there is no Warrant Agent) in the manner and subject to the limitations set forth in the Warrant Agreement.

The Holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding, and until such transfer on such books, the Warrant Agent and the Company may treat the Holder hereof as the owner for all purposes.

Neither the Warrant nor this Warrant Certificate (prior to the exercise of such Warrant) entitles any Holder to any of the rights of a shareholder of the Company in such capacity as a Warrant Holder.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent (or the Company if there is no Warrant Agent).

DATED:

COUNTERSIGNED
AMERICAN STOCK TRANSFER & TRUST COMPANY, LLC.
(Brooklyn, NY)

AS WARRANT AGENT

BY:

AUTHORIZED SIGNATURE

BIOTIME, INC.

By:

PRESIDENT AND CHIEF EXECUTIVE OFFICER

By:

SECRETARY

AMERICAN BANK NOTE COMPANY

PURCHASE FORM
(To be executed upon exercise of Warrant)

To BioTime, Inc.:

The undersigned hereby irrevocably elects to exercise the right of purchase represented by the enclosed Warrant  Certificate  for,  and to purchase thereunder, shares of Common Stock, as provided for therein, and tenders herewith payment of the Warrant Price in full in the form of a bank wire transfer to the account of the Company or by bank cashier's check or personal check in the amount of $                            .

Please issue a certificate or certificates for such shares of Common Stock in the name of, and pay any cash for any fractional share to:

(Please Print Name)

(Please Print Address)

(Social Security Number or Other Taxpayer Identification Number)

(Signature)
NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

And, if said number of shares shall not be all the shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of said undersigned for the balance remaining of the share purchasable thereunder less any fraction of a share paid in cash.

ASSIGNMENT
(To be executed only upon assignment of Warrant Certificate)

For value received,                            hereby sells, assigns and transfers unto                           the within Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably  constitute  and  appoint attorney, to transfer said Warrant Certificate on the books of the within-named Company, with full power of substitution in the premises.

Dated:
(Signature)
NOTE: The above signature should correspond exactly with the name on the face of this Warrant Certificate